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                                  EXHIBIT 10.11

                 GTECH CORPORATION EXECUTIVE PERQUISITES PROGRAM

GTECH offers an Executive Perquisite Program (EPP) to officers of GTECH Holdings Corporation. EPP provides each covered executive with a lump sum payment of $27,5000 (net of all taxes) at the start of the calendar year.

The plan is designed to maintain competitive compensation for our Key Executives by allowing each participant the flexibility to avail of Executive Program(s) best suited to their respective needs such as:

     -    Retirement
     -    Insurance
     -    Education
     -    Charitable Contributions
     -    Health/Fitness